UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 16, 2016, Cosmos Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Medihlem SPA”) with Medihelm Pharmaceutical Wholesellers SA (“Medihlem”), Konstantinos Metsovitis (the “Medihelm Stockholder”) and Eleni Metsovitis. The SPA provides for the following:

•	At closing, as consideration for all of the stock of Medihelm, the Company shall issue the Medihelm Stockholder two hundred thousand (200,000) shares of restricted common stock of the Company.

•	The Company also agreed that following the closing of the Medihelm SPA, Eleni Metsovitis would receive 3,100,000 shares of the Company’s restricted common stock and shall be retained as Medihelm’s chief operating officer and director and shall be appointed to the Board of Directors of the Company.

•	The closing is subject to, among other things, the completion of the Company’s due diligence of Medihelm and the delivery of audited financial statements of Medihelm by a registered PCAOB auditor. The Medihelm SPA provides Medihelm with a period of forty-five (45) days to submit all due diligence items required by the Company. The Company shall be entitled to a period of ten (10) days to review all due diligence materials and audited financials provided by Medihelm. In the event the Company does not approve of any due diligence item, the Company is entitled to terminate the transactions contemplated by the Medihelm SPA. The Company anticipates that Medihelm will deliver disclosure schedules referenced in the SPA prior to closing in accordance with the due diligence obligations described in the Medihelm SPA.

The foregoing description of Medihelm SPA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2016, the Board of Directors of Company appointed John J. Hoidas as a member of the Board of Directors of the Company. The Company anticipates entering into an agreement with Mr. Hoidas within thirty (30) days of his appointment that will set forth the material terms of his engagement with the Company.

Mr. Hoidas is a registered broker dealer. Mr. Hoidas has served as a broker for the following firms during the corresponding periods:

•	09/2013 - Present UHLMANN INVESTMENT MANAGEMENT

•	09/2013 - Present UHLMANN PRICE SECURITIES, LLC

•	08/2008 - Present BREWER INVESTMENT GROUP CHICAGO, IL

•	11/2010 - 09/2013 KINGSBURY CAPITAL INVESTMENT ADVISORS

•	11/2010 - 09/2013 KINGSBURY CAPITAL LLC

•	11/2010 - 09/2013 SPENCER TRASK VENTURES

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of November 16, 2016, by and among Cosmos Holdings Inc., Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsovitis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 21, 2016	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of November 16, 2016, by and among Cosmos Holdings Inc., Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsovitis.

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